Exhibit 10.1
AMENDMENT NO. 1 AND WAIVER AGREEMENT
AMENDMENT NO. 1 AND WAIVER AGREEMENT (this “Agreement”) dated as of March 30, 2010 to the Credit Agreement referred to below, among HMS Holdings Corp. (the “Borrower”); each of the Guarantors identified under the caption “GUARANTORS” on the signature pages hereto; each of the Lenders identified under the caption “LENDERS” on the signature pages hereto; and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”), the Guarantors party thereto and the Administrative Agent are parties to a Credit Agreement dated as of September 13, 2006 (as amended and in effect immediately prior to the effectiveness of this Agreement, the “Credit Agreement”);
WHEREAS, the Loan Parties have requested the Lenders to agree to certain waivers and amendments under the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:
Section 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined are used herein as defined in the Credit Agreement.
Section 2. Amendments. Effective as provided in Section 5 hereof, the Credit Agreement shall be amended as follows:
2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
2.02. Investments and Acquisitions. Section 7.06(g) of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“(g) Acquisitions after the effective date of Amendment No. 1 hereto dated as of March 30, 2010 by the Borrower or any other Loan Party; provided that (i) the aggregate consideration (including assumed Indebtedness, but excluding consideration in the form of Capital Stock of the Borrower) for all such Acquisitions shall not exceed $30,000,000, (ii) if such Acquisition is an acquisition of Capital Stock of any Person, such Acquisition shall not be opposed by the board of directors (or similar governing body) of such Person, (iii) no Default shall have then occurred and be continuing or would result therefrom, (iv) the requirements of Section 6.11 applicable to such Acquisition shall be satisfied, (v) after giving effect to such Acquisition on a pro forma basis as if such Acquisition had occurred on the first day of the most recent period of four consecutive fiscal quarters, the Borrower would be in pro forma compliance with the Consolidated Leverage Ratio under Section 7.11(a) and (vi) prior to the consummation of each such Acquisition, the Administrative Agent shall have received a certificate of a Responsible Officer setting forth the calculations required to determine compliance with clause (v) above and certifying that the conditions set forth in this clause (g) with respect to such Acquisition have been satisfied; and”.
Section 3. Waivers. Effective as provided in Section 5 hereof, the Lenders hereby waive any Default that may have occurred and be continuing as a result of the Borrower’s default in the performance of its obligations under Section 7.06(g) of the Credit Agreement with respect to its fiscal year ended on December 31, 2009.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement, as amended hereby, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) (after giving effect to the waivers under Section 3 hereof) no Default has occurred and is continuing under the Credit Agreement.
Section 5. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 hereof and the waivers set forth in Section 3 hereof shall become effective as of the date hereof upon (a) receipt by the Administrative Agent of one or more counterparts of this Agreement executed by each Loan Party and the Required Lenders and (b) (subject to the approval of the Required Lenders under clause (a) above) the payment by the Borrower of an amendment fee in an aggregate amount of $8,000 to the Administrative Agent for the account of the Lenders that have approved this Agreement on or prior to 5:00 p.m. (New York time), Tuesday, March 30, 2010, which fee shall be split equally among such Lenders.
Section 6. Confirmation and Ratification. Each of the Loan Parties hereby confirms and ratifies all of its respective obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party (including, in the case of each of the Guarantors, its respective obligations as a guarantor under Article III of the Credit Agreement).
Section 7. Miscellaneous. The Borrower shall pay promptly upon demand all reasonable expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of its counsel) in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereby. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
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AMENDMENT NO. 1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HMS HOLDINGS CORP.
By	/s/ Walter D. Hosp
	Name:	Walter D. Hosp
	Title:	Senior Vice Pres., Chief Financial Officer

GUARANTORS HEALTH MANAGEMENT SYSTEMS, INC.
By	/s/ Walter D. Hosp
	Name:	Walter D. Hosp
	Title:	Senior Vice Pres., Chief Financial Officer

HMS BUSINESS SERVICES INC.
By	/s/ Walter D. Hosp
	Name:	Walter D. Hosp
	Title:	Senior Vice Pres., Chief Financial Officer

REIMBURSEMENT SERVICES GROUP INC.
By	/s/ Walter D. Hosp
	Name:	Walter D. Hosp
	Title:	Senior Vice Pres., Chief Financial Officer

AMENDMENT NO. 1

LENDERS JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent
By	/s/ Jason C. Hand
	Name:	Jason C. Hand
	Title:	Vice President

BANK OF AMERICA, N.A.
By	/s/ Jill J. Hogan
	Name:	Jill J. Hogan
	Title:	Vice President

CITIZENS BANK OF MASSACHUSETTS
By	/s/ David J. Bugbee
	Name:	David J. Bugbee
	Title:	Senior Vice President

BANK LEUMI USA
By	/s/ John Koenigsberg
	Name:	John Koenigsberg
	Title:	Senior Vice President

By	/s/ Iris Steinhardt
	Name:	Iris Steinhardt
	Title:	Vice President
AMENDMENT NO. 1